SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 26, 2024

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COEPTIS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COEP	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one-half of one share of Common Stock for $11.50 per whole share	COEPW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Reverse Split described in Item 8.01 below, on December 26, 2024, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”). A copy of the Certificate of Amendment is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

On December 27, 2024, Coeptis Therapeutics Holdings, Inc. (the “Company”) announced that it will proceed with a 1-for-20 reverse stock split (the “Reverse Split”) of its issued and outstanding shares of common stock, par value $0.0001, following authorization by its Board of Directors and majority shareholders to effect a reverse stock split by a ratio of not less than 1-for-3 and not more than 1-for-40 (the “Reverse Split Range”), with the Board having the discretion as to whether or not the Reverse Split is to be effected, and the exact ratio to be set at a whole number within the Reverse Split Range. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

The Reverse Split will be effective after the market closes on December 30, 2024, and will begin trading on a post-split basis on the Nasdaq Capital Market at market open on December 31, 2024. In conjunction with the Reverse Split, the CUSIP number will be changed to 19207A 207. There will be no change to the par value of the Company’s common stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of the Company's shares with the exception of those holders of fractional shares. No fractional shares will be issued in connection with the Reverse Split. The Company will issue one whole share of common stock to any stockholder who would have been entitled to receive a fractional share of common stock due to the Reverse Split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that stockholder did immediately before the Reverse Split, except for adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. Proportionate adjustments will be made to the number of shares of common stock underlying the Company’s outstanding equity awards, warrants, and the maximum number of shares issuable under its equity incentive plans, as well as the exercise or conversion price, as applicable.

The Company’s transfer agent, Continental Stock Transfer, is acting as the exchange agent for the Reverse Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 26, 2024
99.2	Press Release dated December 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeptis Therapeutics Holdings, Inc.

Date: December 27, 2024	By:	/s/ David Mehalick
David Mehalick Chief Executive Officer

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